As filed with the Securities and Exchange Commission on September 7, 1999

                                                      Registration No. 333-72685
================================================================================

                       SECURITIES AND EXCHANGE COMMISION
                             Washington, DC  20549
                              ____________________

                                    FORM S-1
                       Post-Effective Amendment No. 1 to
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                              MUSICMAKER.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

     Delaware                                 5961                  54-1811721
(State or Other Jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)   Identification No.)


                               1831 Wiehle Avenue
                                   Suite 128
                            Reston, Virginia  20190
                                 (703) 904-4110
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                              ____________________

                               Robert P. Bernardi
                           Co-Chief Executive Officer
                              musicmaker.com, Inc.
                               1831 Wiehle Avenue
                                   Suite 128
                            Reston, Virginia  20190
                                 (703) 904-4110
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                              ____________________

                                   Copies to:

     John L. Sullivan, III                      Andrew J. Sherman
     Erik J. Lichter                            David J. Kaufman
     Venable, Baetjer and Howard, LLP           Alan J. Schaeffer
     2010 Corporate Ridge                       Katten Muchin & Zavis
     Suite 400                                  1025 Thomas Jefferson St., N.W.
     McLean, Virginia  22102                    Suite 700
     (703) 760-1600                             Washington, DC  20007
                                                (202) 625-3790

                              ____________________

Approximate date of commencement of proposed sale to the public:  Not
Applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THIS POST-EFFECTIVE AMENDMENT NO. 1 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933 ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

                                 DEREGISTRATION

     In accordance with the undertakings contained in Part II of this Registration Statement and Item 512 of Regulation S-K, musicmaker.com, Inc. (the "Company") has filed this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement, which remain unsold at the termination of the offering.

     The Company hereby removes from registration 900,000 shares of common stock, $0.01 par value per share, registered by the Company in this Registration Statement, which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Post-Effective Amendment
No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in Reston Virginia, on September 3, 1999.

                             MUSICMAKER.COM, INC.

                             By:  /s/ ROBERT P. BERNARDI
                                  ----------------------

                             Name:  Robert P. Bernardi
                             Title:  Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act, Post-Effective Amendment No.
1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated.
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

Signature                                 Title                    Date
----------------------------  -----------------------------  -----------------

/s/ ROBERT P. BERNARDI        Chairman and Co-Chief          September 3, 1999
----------------------------
 Robert P. Bernardi           Executive Officer (Principal
                              Executive Officer)

/s/ MARK A. FOWLER            Director of Finance and        September 3, 1999
----------------------------
 Mark A. Fowler               Administration and Chief
                              Financial Officer (Principal
                              Financial and Accounting
                              Officer)

         *                    Vice Chairman                  September 3, 1999
----------------------------
 Irwin H. Steinberg

             *                Co-Chief Executive Officer,    September 3, 1999
----------------------------
 Devarajan S. Puthukarai      President, Chief Operating
                              Officer and Director


             *                Director                       September 3, 1999
--------------------------
     Edward J. Mathias


             *                Director                       September 3, 1999
--------------------------
     Jay A. Samit

             *                Director                       September 3, 1999
--------------------------
     Jonathan A.B. Smith

             *                Director                       September 3, 1999
--------------------------
     John A. Skolas


* By:  /s/ ROBERT P. BERNARDI
       ----------------------

Name:  Robert P. Bernardi,
       Attorney-in-Fact